UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): March 13, 2017

PLEXUS CORP.
________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin                001-14423                 39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, Wisconsin                 54957
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 13, 2017, the Board of Directors of Plexus Corp. (the “Company”) appointed Paul A. Rooke as a director, effective immediately. The size of the Board was increased to 10 directors in connection with Mr. Rooke’s appointment.

Mr. Rooke, age 58, served as Chairman (since 2011) and Chief Executive Officer (since 2010), as well as a director (since 2010), of Lexmark International, Inc. (“Lexmark”), a provider of document imaging and enterprise software solutions, until November 2016. Mr. Rooke also served as President of Lexmark from 2010 until 2011. Prior thereto, he held several leadership positions at Lexmark with increasing responsibility, including Executive Vice President and President, Imaging Solutions, Executive Vice President and President, Printing Solutions and Services, and Vice President and President, Business Printer. Mr. Rooke holds a Master of Business Administration degree from the University of Kentucky and a Bachelor of Science degree in Mechanical Engineering from the University of Michigan.

Mr. Rooke will receive the same compensation as the other non-employee directors of the Company. A committee assignment for Mr. Rooke will be made at a future Board meeting.

There are no arrangements or understandings between Mr. Rooke and any other person pursuant to which he was selected to serve as a director, nor does he have any familial relationship with any director or executive officer of the Company. There are not any transactions or relationships in which Mr. Rooke has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2017		PLEXUS CORP.
(Registrant)

	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary